EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Interstate/Johnson Lane, Inc. on Form S-8 of our report dated October 24, 1995 on our audits of the consolidated financial statements and financial statement schedules of Interstate/Johnson Lane, Inc. as of September 30, 1995 and 1994 and for the years ended September 30, 1995, 1994 and 1993, which report was included in the Interstate/Johnson Lane, Inc. Annual Report on Form 10-K for the year ended September 30, 1995. We also consent to the reference to our Firm under the caption "Experts."


                                                   /s/ Coopers & Lybrand L.L.P.

                                                       COOPERS & LYBRAND L.L.P.

Charlotte, North Carolina
December 13, 1996